UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 4, 2009
Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)

(952) 564-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 4, 2009, Wireless Ronin Technologies, Inc. (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Feltl and Company, Inc. and Barrington Research Associates, Inc. (collectively, the “Placement Agents”) under which the Placement Agents agreed to serve as exclusive placement agents for the Company on a best efforts basis in connection with a registered direct offering by the Company of 2,297,000 shares of the Company’s common stock (the “Offering”).  The shares of common stock to be issued in the Offering will be issued pursuant to Subscription Agreements, also dated November 4, 2009 (the “Subscription Agreements”), with each investor.  The purchase price per share will be $2.90, resulting in gross proceeds of $6,661,300, before deducting the Placement Agents’ fees and estimated offering expenses.  In addition, pursuant to these agreements, the Company will not issue common stock, subject to certain exceptions, at a price per share less than $2.90 for a period of 180 days after closing without certain investor consent.  The form of Subscription Agreement used in the Offering is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in response to this Item 1.01.  The closing of the Offering is expected to take place on or about November 9, 2009, subject to the satisfaction of customary closing conditions.

Pursuant to the Agency Agreement, at closing, the Company will pay the Placement Agents a fee equal to 6.0% of the aggregate gross proceeds from the Offering, which will be divided between the Placement Agents.  The Company also agreed to reimburse the Placement Agents for accountable expenses not to exceed $33,000 and to pay Feltl and Company, Inc. a non-accountable expense allowance equal to 1.0% of the Offering’s gross proceeds.  The Agency Agreement contains other terms and conditions that are customary for transactions of this nature.  The Agency Agreement, which appears as Exhibit 10.2 to this report, is incorporated by reference in response to this Item 1.01.  The benefits of the representations and warranties set forth in the Agency Agreement are intended only for the investors in the Offering and do not constitute continuing representations and warranties of the Company to any future or other investors.

The shares of common stock to be issued in the Offering will be issued pursuant to a prospectus supplement and accompanying base prospectus which will be filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-161700), which was declared effective by the Securities and Exchange Commission on September 29, 2009.  A copy of the opinion of Briggs and Morgan, P.A. relating to the legality of the issuance and sale of the common stock in the Offering is attached as Exhibit 5 hereto.

On November 5, 2009, the Company issued a press release announcing its entry into the above-referenced Subscription Agreements.  A copy of the press release is attached as Exhibit 99 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2009	Wireless Ronin Technologies, Inc. By: /s/ Darin P. McAreavey Darin P. McAreavey Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number                                Description

5	Opinion of Briggs and Morgan, P.A.

10.1	Form of Subscription Agreement.

10.2	Placement Agency Agreement between the Registrant, Feltl and Company, Inc., and Barrington Research Associates, Inc., dated November 4, 2009.

23	Consent of Briggs and Morgan, P.A. (included in Exhibit 5).

99	Press release dated November 5, 2009.